UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2011 (May 27, 2010)

SEN YU INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12792	84-0916585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-997-8585

N/A
________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On May 27, 2011, Sen Yu International Holdings, Inc. (the “Company”) entered into a subscription agreement (“Subscription Agreement”) with four non-U.S. individual investors (the “Investors”), pursuant to which the Company sold an aggregate of 804,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $1.50 per share (the “Original Purchase Price”) for total gross proceeds of $1,206,000 (the “May 2011 Private Placement”). No placement agent was utilized in connection with the May 2011 Private Placement. The issuance of the Shares was made in reliance on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, as an offshore transaction involving non-U.S. persons.

Pursuant to the Subscription Agreement, at any time after 18 months and before 30 months after the closing of the May 2011 Private Placement, the Investors will have a right to require the Company to repurchase the Shares at a price which, subject to certain anti-dilution adjustments, equals the Original Purchase Price plus interest accrued at 10% per annum. The Company’s obligation to repurchase such Shares is personally guaranteed by Mr. Zhenyu Shang, the Chairman and the Chief Executive Officer of the Company.

A copy of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  The descriptions of the material terms of the Subscription Agreement contained in this Current Report are qualified in their entirety by reference to Exhibit 10.1.

Item 3.02    Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the sale of the Common Stock in connection with the May 2011 Private Placement is incorporated by reference into this Item 3.02.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2011	Sen Yu International Holdings, Inc.

By: /s/ Zhenyu Shang
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Name: Zhenyu Shang
Title: Chairman and Chief Executive Officer